                                                                 EXHIBIT (h)(21)


                        ADMINISTRATIVE SERVICES AGREEMENT


     THIS AGREEMENT made as of November 8, 2002 by and between the NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS, a Delaware business trust (the "Trust"), and NICHOLAS-APPLEGATE CAPITAL MANAGEMENT, a Delaware limited liability company (the "Company").

     WHEREAS, the Trust is engaged in business as an open-end management investment company of the series type and registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust desires to retain the Company to provide certain administrative services to the Trust and each of its several series, set forth in Schedule A or hereafter organized (the "Portfolios"), in the manner and on the terms and conditions hereafter set forth;

     NOW THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties intending to be legally bound, do hereby agree as follows:

     1.   DUTIES AND RESPONSIBILITIES OF THE COMPANY.

     The Company shall oversee the administration of the Trust's and each Portfolio's business and affairs as set forth herein and shall provide all administrative services required for effective administration of the Trust and the Portfolios which are not provided by the Trust's adviser, distributor, administrator, custodian, transfer agents, accounting agents, independent accountants and legal counsel. In connection therewith, the Company shall:

                  1.1 AGENTS. Assist the Trust in selecting, coordinating the activities of, and negotiating with any person or agent engaged by the Trust, including the Trust's consultants, transfer agent, sub-transfer agents, custodians, sub-custodians, dividend disbursing agent, co-administrator, independent accountants, and independent legal counsel;

                  1.2 TRUSTEES AND OFFICERS. Authorize and permit the Company's officers and employees that may be elected or appointed as trustees or officers of the Trust to serve in such capacities, without remuneration from or additional cost to the Trust.

                  1.3 SHAREHOLDER INQUIRIES. Respond to all inquires from Trust shareholders and/or their representatives, or otherwise answer communications from Trust shareholders and/or the representatives if such inquiries or communications are directed to the Company. If any such inquiry or communication would be more properly answered by one of the agents listed in Section 1.1 above, the Company will coordinate, as needed, the provision of their response.

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                   1.4 PERFORMANCE CALCULATION. Calculate performance data of the Portfolios for dissemination to information services covering the investment company industry, shareholders, and appropriate regulatory agencies.

                  1.5 REPORTS TO THE TRUST. Furnish to or place at the disposal of the Trust such information, reports, evaluations, analyses, and opinions relating to its administrative functions as may be requested by the Board of Trustees of the Trust or as the Company deems desirable. The Company also will assist in the preparation of agendas and other materials for meetings of the Trust's Board of Trustees and will attend such meetings.

                  1.6 REPORTS AND FILINGS. Provide appropriate assistance in the development and/or preparation of all routine reports, prospectuses, proxy statements, and communications by the Trust to Trust shareholders, and coordinate the layout and printing of publicly disseminated prospectuses and reports.

                  1.7 OFFICE AND OTHER FACILITIES. Furnish, without cost to the Trust, or provide and pay the cost of, such office facilities, furnishings, and office equipment as are necessary for the performance of the Company's duties to the Trust under this Agreement.

         2.  OWNERSHIP AND CONFIDENTIALITY OF RECORDS.

     All records required to be maintained and preserved by the Trust, pursuant to rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act, that are maintained and preserved by the Company on behalf of the Trust, are the property of the Trust and shall be surrendered by the Company promptly on request by the Trust. The Company shall not disclose or use any record or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized by this Agreement and applicable law. The Company shall keep confidential any information obtained in connection with its duties hereunder and shall disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required by applicable law or federal or state regulatory authorities.

         3.  STANDARD OF CARE; INDEMNIFICATION.

                  3.1 The Company shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The Company shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trusts) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Any person, even though also an officer, partner, employee or agent of the Company, who may be or become an officer, trustee, employee or agent of the Trust or who may act on any business of the Trust (other than services or business in connection with the duties of the Company hereunder or the duties of any affiliate of the Company pursuant to any other agreement with the Company) shall be considered to be rendering such services to or acting solely for the Trust and not as an officer, partner, employee or agent or one under the control or direction of the Company even though paid by the Company.

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                  3.2 The Trust shall indemnify the Company, its officers,
employees and partners, and hold them harmless from and against any and all actions, suits and claims, and from and against all losses, damages (excluding consequential, punitive or other indirect damages), costs, charges, reasonable counsel fees and disbursements, payments, expenses, and liabilities (including reasonable investigation expenses) arising out of any action taken or thing done by them in performing the services in accordance with the above standards.

                  3.3 In order that the indemnification provisions contained in this Article 3. shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or save the Company, its officers, employees and partners, harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Company will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend them against any claim which may be subject to this indemnification. In the event that the Trust so elects, it will so notify the parties and thereupon the Trust shall take over complete defense of the claim with counsel reasonably acceptable to the parties, and the parties shall in such situation initiate no further legal or other expenses for which they shall seek indemnification under this Article. An indemnified party shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the party except with the Trust's prior written consent.

         4.  INDEMNIFICATION BY THE COMPANY.


                  4.1 The Company shall indemnify the Trust and the Portfolios, their officers and trustees and hold them harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages (excluding consequential, punitive or other indirect damages), costs, charges, reasonable counsel fees and disbursements, payments, expenses, and liabilities (including reasonable investigation expenses) arising directly or indirectly out of the services rendered hereunder and arising or based upon the willful misfeasance, bad faith, or negligence of the Company, its partners, officers, employees, and agents in the performance of its or their duties on behalf of the Trust and the Portfolios.

                  4.2 In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Company may be asked to indemnify or hold the Trust and the Portfolios, their officers, and trustees harmless, the Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Trust and the Portfolios will use all reasonable care to identify and notify the Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Company. The Company shall have the option to defend the Trust against any claim which may be the subject to this indemnification. In the event that the Company so elects, it will so notify the Trust and thereupon the Company shall take over complete defense of the claim with counsel reasonably acceptable to the parties, and the parties shall in such situation initiate no further legal or other expenses for which they shall seek indemnification under this Article. An indemnified party shall in no case confess any claim or make any compromise in any case in which the Company will be asked to indemnify the party except with the Company's prior written consent.

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         5.  COMPENSATION AND EXPENSES.


                  5.1 The Trust will compensate the Company for the Administrative Services at rates set forth in Schedule B. Such fees do not include out-of-pocket and other third-party disbursements of the Company for which the Trusts shall reimburse the Company separately. The Company may at any time and from time to time waive any part or all of any fee payable to it pursuant to this Agreement.

                  5.2 The fee shall accrue daily and the sum of the accruals shall be paid monthly on or before the fifth (5th) business day of the month. The fee for the period from the effective date of this Agreement with respect to a Portfolio to the end of the initial month shall be prorated according to the proportion that such period bears to the full month period. Upon any termination of this Agreement before the end of any month, the fee for such period shall be prorated according to the proportion which such period bears to the full month period.

                  5.3 The Company, in its sole discretion, may from time to time subcontract to, employ or associate with itself such person or persons as the Company may believe to be particularly suited to assist it in performing any of the services under this Agreement. Such person or persons may be affiliates of the Company, third-party service providers, or officers and employees who are employed by both the Company and the Trust; provided, however, that the Company shall be as fully responsible to each Trust for the acts and omissions of any such subcontractor as it is for its own acts and omissions. Except as herein provided, the compensation of such person or persons shall be paid by the Company and no obligation shall be incurred on behalf of the Trust or the Portfolios in such respect.

         6.  ASSIGNMENT.


         Except as provided herein, neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by either party without the written consent of the other party.

         7.  TERM AND TERMINATION OF AGREEMENT.


         This Agreement shall be effective on February 1, 2003, and shall continue annually, provided such continuance is specifically approved by a vote of a majority of those members of the Board who are not "interested persons" of any party to this Agreement, as such term is defined in the 1940 Act. This Agreement may be terminated by any of the parties, without the payment of any penalty, upon sixty (60) days' notice. The termination date for all original or after-added Portfolios which are or become a party to this Agreement shall be coterminous, except that Portfolios that merge or dissolve during the term shall cease to be a party on the effective date of such merger or dissolution.

         Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and materials will be borne by the Trust or the appropriate Portfolios.

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         8.  AMENDMENT.


         No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by a written agreement executed by both parties.

         9.  GOVERNING LAW.


         This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of California.

         10.  NOTICES.


         Except as otherwise specifically provided herein, notices and other writings delivered or mailed postage prepaid to:

         THE FUND:               Nicholas-Applegate Institutional Funds
                                 600 West Broadway, 31st Floor
                                 San Diego, CA  92101
                                 Attn:  Secretary

         THE COMPANY:            Nicholas-Applegate Capital Management
                                 600 West Broadway, 29th Floor
                                 San Diego, CA  92101
                                 Attn:  Deputy General Counsel


or to such other address as the Trust or the Company may hereafter specify, shall be deemed to have been properly delivered or given hereunder.

         11.  COUNTERPARTS.


         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

         12.  MERGER OF AGREEMENT.


         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

         13.  FORCE MAJEURE.


         The Company shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Trust as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.

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         14.  ASSIGNMENT; SUCCESSORS.


         This Agreement shall not be assigned by either party without the prior written consent of the other party. Nothing in this Article 14 shall prevent the Company from delegating its responsibilities to another entity to the extent provided herein.

         15.  SEVERABILITY.


         In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

         16. LIMITATIONS OF LIABILITY OF TRUSTEES AND SHAREHOLDERS OF THE TRUST.


         The execution and delivery of this Agreement have been authorized by the trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the trustees or shareholders of the Trust, but bind only the appropriate property of the Trust, or any Portfolio, as provided in the Declaration of Trust. The debts, liabilities and obligations with respect to each Portfolio shall be enforceable against the assets and property of such Portfolio only, and not against the assets and property of any other Portfolio.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

THE TRUST                                            THE COMPANY

NICHOLAS-APPLEGATE                                   NICHOLAS-APPLEGATE
INSTITUTIONAL FUNDS                                  CAPITAL MANAGEMENT



By:                                                  By:
   ------------------------------                       -----------------------
Its:                                                 Its:
    -----------------------------                        ----------------------



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                                   SCHEDULE A

                               LIST OF PORTFOLIOS



Nicholas-Applegate U.S. Large Cap Select Growth Fund

Nicholas-Applegate Large Cap Value Fund

Nicholas-Applegate U.S. Equity Growth Fund

Nicholas-Applegate Emerging Growth Fund

Nicholas-Applegate Growth Discovery Fund

Nicholas-Applegate High Yield Bond Fund

Nicholas-Applegate Convertible Fund

Nicholas-Applegate Value Opportunities

Nicholas-Applegate International Core Growth Fund

Nicholas-Applegate International Growth Opportunities  Fund

Nicholas-Applegate Worldwide Growth Fund

Nicholas-Applegate Global Select Fund

Nicholas-Applegate International Structured Fund

Nicholas-Applegate Emerging Countries Fund



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                                   SCHEDULE B

                                  FEE SCHEDULE

                          FUND                                     SHARE CLASS                       FEE
U.S. Large Cap Select Growth                                            I                           0.15%
U.S. Large Cap Select Growth                                           II                           0.10%
U.S. Large Cap Select Growth                                           III                          0.05%
U.S. Large Cap Select Growth                                           IV                           0.00%
U.S. Large Cap Select Growth                                            R                           0.15%
Large Cap Value                                                         I                           0.15%
Large Cap Value                                                        II                           0.10%
Large Cap Value                                                        III                          0.05%
Large Cap Value                                                        IV                           0.00%
Large Cap Value                                                         R                           0.15%
U.S. Equity Growth                                                      I                           0.07%
U.S. Equity Growth                                                     II                           0.05%
U.S. Equity Growth                                                     III                          0.02%
U.S. Equity Growth                                                     IV                           0.00%
U.S. Equity Growth                                                      R                           0.07%
Emerging Growth                                                         I                           0.12%
Emerging Growth                                                         R                           0.12%
Growth Discovery                                                        I                           0.12%
High Yield Bond                                                         I                           0.10%
High Yield Bond                                                        II                           0.05%
High Yield Bond                                                        III                          0.02%
High Yield Bond                                                        IV                           0.00%
Convertible                                                             I                           0.10%
Convertible                                                            II                           0.05%
Convertible                                                            III                          0.02%
Convertible                                                            IV                           0.00%
Value Opportunities                                                     I                           0.12%
International Core Growth                                               I                           0.25%
International Core Growth                                              II                           0.17%
International Core Growth                                              III                          0.12%
International Core Growth                                              IV                           0.05%
International Core Growth                                               V                           0.00%
International Core Growth                                               R                           0.25%
Worldwide Growth                                                        I                           0.25%
Worldwide Growth                                                       II                           0.12%
Worldwide Growth                                                       III                          0.10%
Worldwide Growth                                                       IV                           0.05%
Worldwide Growth                                                        V                           0.00%
Global Select                                                           I                           0.07%
Global Select                                                          II                           0.05%
Global Select                                                          III                          0.02%

        FUND                                                        SHARE CLASS                       FEE
Global Select                                                          IV                           0.00%
International Structured                                                I                           0.17%
International Structured                                               II                           0.10%
International Structured                                               III                          0.05%
International Structured                                               IV                           0.00%
Emerging Countries                                                      I                           0.20%
Emerging Countries                                                     II                           0.12%
Emerging Countries                                                     III                          0.07%
Emerging Countries                                                     IV                           0.03%
Emerging Countries                                                      V                           0.00%